Exhibit 10.2

EXHIBIT E

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

ONE YEAR PROMISSORY NOTE

April 30, 2008

Vienna, VA

$_______

FOR VALUE RECEIVED, the undersigned, ARIEL WAY, INC., a Florida corporation (the “Company”), promises to pay to _________________ or permitted assigns (the “Lender”) at 401 Willowcrest Lane Rockwall, TX 75032, or such other address as the Lender shall specify in writing, and subject to Section 1 below, the principal sum of _________________ ($______) (the “Principal Amount”) in one installment in immediately available United States’ funds due upon the earlier of (i) June 30, 2009, or (ii) the occurrence and continuance of an Event of Default (as hereinafter defined), together with interest at the annual rate of eight percent (8%) on the unpaid principal balance.  This One Year Promissory Note (this “Note”) is being issued pursuant to Section 1.7(c) of the Agreement and Plan of Merger by and among the Company, Lime Truck Acquisition Corporation, a Delaware corporation, Lime Media, LLC, a Texas limited liability company, Melody Mayer, Heath Hill, Charles Warren and Lime Media Group, Inc., a Texas corporation, dated of even date herewith (the “Merger Agreement”).  Defined terms used herein shall have the same meaning as set forth in the Merger Agreement, unless otherwise indicated.

By acceptance of this Note, the Lender represents, warrants, covenants and agrees that he, she or it will abide by and be bound by its terms.

1.

Adjustment to Principal Amount.

The Principal Amount shall be subject to adjustment in accordance with the provisions of Section 4.5(b) and (c) of the Merger Agreement.

2.

Right of Prepayment.  The Company, at its option, shall have the right to prepay, with three (3) business days advance written notice, a portion or all outstanding principal amount hereof plus outstanding interest of this Note.

3.

Waiver and Consent.  To the fullest extent permitted by law and except as otherwise provided herein, the Company waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Company liable with respect to this Note.

4.

Costs, Indemnities and Expenses.  Upon the occurrence of an Event of Default, the Company agrees to pay all reasonable fees and costs incurred by the Lender in collecting or securing or attempting to collect or secure this Note, including reasonable attorneys’ fees and expenses, whether or not involving litigation, collecting upon any judgments and/or appellate or bankruptcy proceedings.  The Company agrees to pay any documentary stamp taxes, intangible taxes or other taxes which may now or hereafter apply to this Note or any payment made in respect of this Note, and the Company agrees to indemnify and hold the Lender harmless from and against any liability, costs, attorneys’ fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.

5.

Event of Default.  An “Event of Default” shall be deemed to have occurred upon the occurrence of any of the following: (i) the Company should fail for any reason or for no reason to make any payment of the interest or principal pursuant to this Note within ten (10) days of the date due as prescribed herein; (ii) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any material provision of this Note or the Security Agreement (as defined below), which is not cured within ten (10) days notice of the default; or (iii) the Company or any Subsidiary shall commence, or there shall be commenced against the Company or any Subsidiary under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Subsidiary or there is commenced against the Company or any Subsidiary any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty-one (61) days; or the Company or any Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Subsidiary suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any Subsidiary makes a general assignment for the benefit of creditors; or the Company or any Subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any Subsidiary shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any Subsidiary shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any Subsidiary for the purpose of effecting any of the foregoing.

Upon an Event of Default (as defined above), the entire principal balance and accrued interest outstanding under this Note, and all other obligations of the Company under this Note, shall be immediately due and payable without any action on the part of the Lender, interest shall accrue on the unpaid principal balance at eighteen percent (18%) or the highest rate permitted by applicable law, if lower, and the Lender shall be entitled to seek and institute any and all remedies available to it.

6.

Maximum Interest Rate.  In no event shall any agreed to or actual interest charged, reserved or taken by the Lender as consideration for this Note exceed the limits imposed by laws of the Commonwealth of Virginia.  In the event that the interest provisions of this Note shall result at any time or for any reason in an effective rate of interest that exceeds the maximum interest rate permitted by applicable law, then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Lender in excess of those lawfully collectible as interest shall be applied against the principal of this Note immediately upon the Lender’s receipt thereof, with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Lender have agreed to accept such extra payment(s) as a premium-free prepayment or prepayments.

7.

Secured Nature of the Note.  This Note is secured by the Collateral as defined in the Security Agreement between the Company and the Lender and certain other lenders, dated April 25, 2008, and attached hereto as Exhibit A.

8.

Cancellation of Note. Upon the repayment by the Company of all of its obligations hereunder to the Lender, including, without limitation, the principal amount of this Note, plus accrued but unpaid interest, the indebtedness evidenced hereby shall be deemed canceled and paid in full.  Except as otherwise required by law or by the provisions of this Note, payments received by the Lender hereunder shall be applied first against expenses and indemnities, next against interest accrued on this Note, and next in reduction of the outstanding principal balance of this Note. Upon the Members exercising their Repurchase Right pursuant to Section 1.12 of the Merger Agreement, the principal amount of this Note and any accrued but unpaid interest hereunder shall be deemed paid in full and this Note shall be returned to the Company for cancellation.

9.

Severability.  If any provision of this Note is, for any reason, invalid or unenforceable, the remaining provisions of this Note will nevertheless be valid and enforceable and will remain in full force and effect.  Any provision of this Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

10.

Amendment and Waiver.  This Note may be amended, or any provision of this Note may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto.  The waiver by any such party hereto of a breach of any provision of this Note shall not operate or be construed as a waiver of any other breach.

11.

Successors.  Except as otherwise provided herein, this Note shall bind and inure to the benefit of and be enforceable by the parties hereto and their permitted successors and assigns.

12.

Assignment.  This Note shall not be directly or indirectly assignable or delegable by the Company.  The Lender understands that this Note is not assignable or negotiable without the prior written consent of the Company. Moreover, this Note has been issued subject to certain investment representations of the original Lender set forth in the Merger Agreement and may be transferred or exchanged only in compliance with the Merger Agreement and applicable federal and state securities laws and regulations.

13.

No Strict Construction.  The language used in this Note will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

14.

Further Assurances.  Each party hereto will execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Note.

15.

Notices, Consents, etc.  Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to Company:	Ariel Way, Inc.
8000 Towers Crescent Drive
Suite 1220, Vienna, VA
USA
Attention: Chief Executive Officer
Telephone: +1 703 624 8042
Facsimile: +1 703 991 0841

With a copy to:	Babirak Carr, P.C.
1920 L Street, N.W.
Suite 525
Washington, D.C. 20036
USA
Attention: Neil R.E. Carr, Esq.
Telephone: +1 202 467-0916 (Direct Dial)
Facsimile: +1 202 318-4486

If to the Lender:	Melody Mayer
401 Willowcrest Lane
Rockwall, TX 75032
Facsimile: 972-475-1226

With a copy to:	Leggett & Clemons, PLLC
2745 Dallas North Parkway
Suite 310
Plano, TX 75093
Attention: Tandy Jouret
Telephone: 214-473-8686
Facsimile: 214-473-8685

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

16.

Remedies, Other Obligations, Breaches and Injunctive Relief.  The Lender’s remedies provided in this Note shall be cumulative and in addition to all other remedies available to the Lender under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Lender contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Lender’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note.  No remedy conferred under this Note upon the Lender is intended to be exclusive of any other remedy available to the Lender, pursuant to the terms of this Note or otherwise.  No single or partial exercise by the Lender of any right, power or remedy hereunder shall preclude any other or further exercise thereof.  The failure of the Lender to exercise any right or remedy under this Note or otherwise, or delay in exercising such right or remedy, shall not operate as a waiver thereof.  Every right and remedy of the Lender under any document executed in connection with this transaction may be exercised from time to time and as often as may be deemed expedient by the Lender.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Lender shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, and specific performance without the necessity of showing economic loss and without any bond or other security being required.

17.

Governing Law; Jurisdiction. Except as set forth in Section 6, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of State of Texas or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Texas.  Each party hereby irrevocably submits to the exclusive jurisdiction of the State District Court in Dallas County, Texas for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

18.

No Inconsistent Agreements.  Neither of the parties hereto will hereafter enter into any agreement which is inconsistent with the rights granted to the parties in this Note.

19.

Third Parties.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Note and their respective permitted successor and assigns, any rights or remedies under or by reason of this Note.

20.

Entire Agreement.  This Note (including any recitals hereto) sets forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

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IN WITNESS WHEREOF, this Note has been executed by the undersigned as of the date first set forth hereinabove.

COMPANY
Ariel Way, Inc.

By:
Name: Title:	Arne Dunhem Chairman and CEO

EXHIBIT A

SECURITY AGREEMENT